      As filed with the Securities and Exchange Commission on June 15, 2001

                                                  Registration No. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  MISONIX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                                     11-2148932
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


1938 New Highway, Farmingdale, New York                     11735
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                         2001 EMPLOYEE STOCK OPTION PLAN
                         -------------------------------
                            (Full Title of the Plan)


                       Michael A. McManus, Jr., President
                                  MISONIX, INC.
                                1938 New Highway
                           Farmingdale, New York 11735
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (631) 694-9555
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         -------------------------------
                                    Copy to:
                            Edward I. Tishelman, Esq.
                              Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                                                Proposed
                                                                                Proposed         maximum
                                                                                 maximum        aggregate       Amount of
                       Title of                          Amount to be        offering price      offering     registration
              securities to be registered                 registered          per share(1)       price(1)          fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share ...........     1,000,000 shares          $6.65          $6,650,000      $1,662.50
==========================================================================================================================

(1) Based on a per share exercise price of $6.65, which price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low prices for MISONIX, INC.'s Common Stock on June 14, 2001, as reported by the National Association of Securities Dealers' Automated Quotation System.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by MISONIX, INC. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed with the Commission on September 26, 2000, as amended by the filing of an Annual Report on Form 10-K/A with the Commission on June 14, 2001;

         (b) The Registrant's Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 13, 2000; Form 10-Q for the quarter ended December 31, 2000, filed with the Commission on February 20, 2001, as amended by the filing of a Form 10-Q/A with the Commission on April 26, 2001; and Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

         (c) The description of the Registrant's common stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (Registration No. 1- 10986) filed with the Commission on January 22, 1992 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all the securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 4.  Description of Securities.

         Not Applicable.


Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article Seventh of the Registrant's Certificate of Incorporation provides, in general, that the Registrant may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh of the Certificate of Incorporation also provides that the Registrant may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders, agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

         In accordance with that provision of the Certificate of Incorporation, the Registrant shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Registrant's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

EXHIBIT
NUMBER                                      DESCRIPTION
------                                      -----------

4       2001 Employee Stock Option Plan.

5 Opinion of Hartman & Craven LLP regarding legality of the Common Stock being registered.

23.1    Consent of Hartman & Craven LLP (included in their opinion filed as
        Exhibit 5).

23.2    Consent of Ernst & Young LLP, independent auditors.


Item 9. Undertakings

(a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on June 15, 2001.


                                          MISONIX, INC.

                                    By:   /s/ Michael A. McManus
                                          ------------------------------------
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                            Title                                       Date
---------                            -----                                       ----


/s/ Gary Gelman
-------------------------------      Chairman of the Board of                 June 15, 2001
Gary Gelman                           Directors



/s/ Michael A. McManus               President, Chief Executive               June 15, 2001
-------------------------------       Officer, and Director (principal
Michael A. McManus, Jr.               executive officer)



/s/ Richard Zaremba                  Vice President and Chief Financial       June 15, 2001
-------------------------------       Officer (principal financial and
Richard Zaremba                       accounting officer)



-------------------------------      Director
Howard Alliger


/s/ Arthur Gerstnfeld                Director                                 June 15, 2001
-------------------------------
Arthur Gerstenfeld

                                  EXHIBIT INDEX

Exhibit No.                        DESCRIPTION
-----------                        -----------


4        2001 Employee Stock Option Plan

5 Opinion of Hartman & Craven LLP regarding legality of the Common Stock being registered

23.1     Consent of Hartman & Craven LLP (included in their opinion filed as
         Exhibit 5)

23.2     Consent of Ernst & Young LLP, independent auditors